UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2011

CytoDyn Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-49908	75-3056237
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Crenshaw Lake Road, Lutz, Florida 33548

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 527-6969

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2011, the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”) appointed Kenneth J. Van Ness to serve as Chairman of the Board. In addition to his role as Chairman of the Board, Mr. Van Ness serves as the Company’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

July 27, 2011	By:	/s/ Kenneth J. Van Ness
Kenneth J. Van Ness President and CEO